Exhibit 99.1

CONTACTS:

Investor Contact:	Brett Ellis (866) 377-3747 bellis@fairpoint.com

Media Contact:	Rob Thompson (704) 227-3633 rjthompson@fairpoint.com

FAIRPOINT STOCKHOLDERS APPROVE ACQUISITION OF VERIZON’S WIRELINE OPERATIONS IN MAINE, NEW HAMPSHIRE AND VERMONT

CHARLOTTE, N.C. (August 22, 2007)– FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint” or the “Company”), a leading provider of communications services to rural and small urban communities across the country, announced that at its annual meeting of stockholders held today stockholders voted to adopt the merger agreement pursuant to which FairPoint has agreed to acquire Verizon Communications Inc.’s landline operations in Maine, Vermont and New Hampshire (the “Merger Agreement”) and approve the issuance of FairPoint common stock to the Verizon shareholders pursuant to the Merger Agreement.

FairPoint’s stockholders also re-elected David L. Hauser to a second three-year term on the Company’s Board of Directors and ratified KPMG LLP as FairPoint’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Commenting on today’s meeting, Gene Johnson, Chairman and Chief Executive Officer of FairPoint, stated, “I am pleased that of those stockholders that voted, they overwhelmingly approved the transaction.  We believe the acquisition of Verizon’s northern New England landline operations will create shareholder value as well as provide a catalyst for future growth.  We also are convinced that our new and existing customers will benefit from expanded and enhanced communications service offerings, such as broadband. We look forward to successfully integrating Verizon’s operations, leveraging the strength of our management team.  In this regard, I am particularly encouraged by the significant amount of integration progress and investment we have already made.”

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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